Exhibit 99.1

For Immediate Release	August 12, 2009
Crown Crafts, Inc. Reports Results for First Quarter of Fiscal Year 2010
Gonzales, Louisiana — Crown Crafts, Inc. (the “Company”) (NASDAQ-CM: CRWS) today reported net income for the first quarter of fiscal year 2010, which ended June 28, 2009.
Net income for the quarter was $538,000, or $0.06 per diluted share, on net sales of $17.7 million, compared to net income for the first quarter of fiscal year 2009 of $619,000, or $0.06 per diluted share, on net sales of $19.8 million.
“We are very pleased to report positive results for the first quarter, which has traditionally been one of the weakest quarters of each fiscal year,” commented E. Randall Chestnut, Chairman, President and Chief Executive Officer of the Company. “However, we are disappointed with the decreased sales volume in the current year as compared to the prior year. We have experienced a reduced order flow and a shift in sales as retailers have addressed the effect of the economic downturn by reducing their inventory levels and altering their buying patterns. We expect that our strong operating cash flow will keep us in an excellent competitive position to manage through this difficult economic situation and subsequently benefit during the recovery period. The Company’s EBITDA (earnings before interest, taxes, depreciation and amortization) for the first quarter of fiscal year 2010 was $1.6 million, as compared to $1.8 million for the first quarter of the prior year,” Mr. Chestnut continued.
Conference Call
The Company will host a teleconference today at 1:00 p.m. Central Daylight Time to discuss the Company’s results and answer appropriate questions. Interested individuals may join the teleconference by dialing (800) 230-1074. Please refer to confirmation number 108976. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website.
A telephone replay of the teleconference will be available from 2:30 p.m. Central Daylight Time on August 12, 2009 through 11:59 p.m. Central Daylight Time on August 19, 2009. To access the replay, dial (800) 475-6701 in the United States or (320) 365-3844 from international locations. The access code for the replay is 108976.
About Crown Crafts, Inc.
Crown Crafts, Inc. designs, markets and distributes infant and toddler consumer products, including bedding, blankets, bibs, bath items and the recently-acquired portfolio of the mess protection products of Neat Solutions. Its operating subsidiaries include Hamco, Inc. in Louisiana and Crown Crafts Infant Products, Inc. in California. Crown Crafts is America’s largest distributor of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:	Investor Relations Department
(225) 647-9146
or
Halliburton Investor Relations
(972) 458-8000

CROWN CRAFTS, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
SELECTED FINANCIAL DATA
In thousands, except percentages and per share data
(Unaudited)

	Three Months Ended
	June 28, 2009	June 29, 2008
Net sales	$17,735	$19,755
Gross profit	3,975	4,238
Gross profit percentage	22.4%	21.5%
Income from operations	1,089	1,332
Income from continuing operations before income taxes	899	1,017
Income tax expense	340	392
Income from continuing operations after income taxes	559	625
Loss from discontinued operations — net of income taxes	(21)	(6)
Net income	538	619
Basic earnings per share	$0.06	$0.07
Diluted earnings per share	$0.06	$0.06

Weighted Average Shares Outstanding:
Basic	9,209	9,415
Diluted	9,379	9,677
CONSOLIDATED BALANCE SHEETS
SELECTED FINANCIAL DATA
In thousands

	June 28, 2009	March 29, 2009
	(Unaudited)
Cash and cash equivalents	$14,883	$15,249
Accounts receivable, net of allowances	13,539	18,954
Inventories	16,289	11,751
Total current assets	47,594	48,495
Intangible assets, net	5,081	5,515
Total assets	$55,339	$56,527

Current maturities of long-term debt	$1,042	$1,667
Total current liabilities	12,494	10,548
Long-term debt	19,718	23,568

Shareholders’ equity	23,127	22,411
Total liabilities and shareholders’ equity	$55,339	$56,527

CROWN CRAFTS, INC AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA
In thousands, except percentages
(Unaudited)

	Three Months Ended
	June 28, 2009	June 29, 2008

Net income	$538	$619
Interest expense	196	327
Interest income	(7)	(54)
Income tax expense on continuing operations	340	392
Income tax benefit on discontinued operations	(11)	(3)
Depreciation	73	88
Amortization	434	434

EBITDA	1,563	1,803

Net Sales	17,735	19,755

EBITDA as a percentage of net sales	8.8%	9.1%

In addition to the Company’s presentation of its results of operations in conformity with accounting principles generally accepted in the United States of America (“GAAP”), the Company is also presenting EBITDA, which is a measure of the Company’s performance that is not determined in accordance with GAAP. The Company uses EBITDA as an internal measure to monitor the Company’s operating results and cash flow and to evaluate the performance of its businesses. The Company believes that the presentation of EBITDA provides useful information to readers and is an important indicator of the Company’s ability to generate cash sufficient to reduce debt, make strategic investments, meet capital expenditures and working capital requirements and otherwise meet its obligations as they become due. The items excluded from EBITDA are significant components in understanding and assessing the Company’s financial performance. EBITDA is provided as supplemental information and should be considered in addition to, and not as a substitute for, such GAAP measures as net income, cash flow provided by or used in operating, investing or financing activities, and other measures of financial performance and liquidity reported in accordance with GAAP. Because EBITDA is not a measure determined in accordance with GAAP, companies are free to calculate it in varying ways. Therefore, EBITDA, as presented by the Company, may not be comparable to similarly titled measures of other companies.